UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2026

EXYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43296	47-2345934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Washington Avenue, Suite 1000 Philadelphia, Pennsylvania		19146
(Address of principal executive offices)		(Zip Code)

(215) 999-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EXYN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $9.69	EXYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, the Board of Directors of Exyn Technologies, Inc. (the “Company”) approved Amendment No. 3 (the “Amendment”) to the Executive Employment Agreement, dated as of May 18, 2026, with Brandon Torres Declet, the Company’s Chief Executive Officer (as amended, the “Executive Employment Agreement”).

The Amendment modifies Section 2.6 of the Executive Employment Agreement by deleting the existing provision in its entirety and replacing it with a revised deal completion bonus structure. Pursuant to the Amendment’s terms, Mr. Declet is eligible to receive a deal completion bonus (the “Deal Bonus”), which is independent of his annual bonus under the Executive Employment Agreement and is contingent upon, and payable only in the event of, the closing of the first to occur of (i) the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, for the sale of any class of the Company’s stock in an initial public offering or a direct listing of any class of the Company’s stock, or (ii) a Change in Control, as defined in the Company’s 2025 Equity Compensation Plan, as may be amended from time to time (clause (i) or (ii), the “Change in Control Transaction”). Mr. Declet’s receipt of the Deal Bonus is further subject to Mr. Declet’s continued employment with the Company through the date of such Change in Control Transaction.

The aggregate amount of the Deal Bonus will be equal to the greater of (x) to the extent the net proceeds received by the Company or its shareholders in connection with the Change in Control Transaction equals or exceeds $30,000,000, (A) one percent (1%) of such net proceeds if the pre-money valuation of the Company equals or exceeds $50,000,000 but is less than $100,000,000, or (B) one-and-a-half percent (1.5%) of such net proceeds if the pre-money valuation of the Company equals or exceeds $100,000,000; or (y) $225,000, in each case, less applicable taxes and withholdings. To the extent payable, one-hundred percent (100%) of the Deal Bonus will be paid to Mr. Declet within fifteen (15) calendar days of the closing of the applicable Change in Control Transaction.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Amendment No. 3 to Executive Employment Agreement, dated as of May 18, 2026, by and between the Registrant and Brandon Torres Declet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	Exyn Technologies, Inc.

	By:	/s/ Brandon Torres Declet
Brandon Torres Declet